Exhibit 99.1

Cyclacel Pharmaceuticals Regains Compliance With Nasdaq Minimum Bid Price RequiremenT

KUALA LUMPUR, MALAYSIA, June 3, 2025 - Cyclacel Pharmaceuticals, Inc. (NASDAQ: CYCC, NASDAQ: CYCCP; “Cyclacel” or the “Company”), a biopharmaceutical company that develops innovative cancer medicine, today announced that it has received a letter (the “Compliance Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market Inc. (“Nasdaq”) dated June 3, 2025, informing the Company that it has regained compliance with Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).

As previously announced, Cyclacel received a notification letter from Nasdaq dated December 6, 2024, indicating that its shares of common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by the Listing Rules of Nasdaq. According to the Compliance Notice, since then, Nasdaq has determined that for 15 consecutive business days, from May 12, 2025 to June 2, 2025, the closing bid price of the Company’s shares of common stock has been at $1.00 per share or greater, and accordingly the Company has regained compliance with the Minimum Bid Price Requirement and the matter is closed.

About Cyclacel Pharmaceuticals, Inc.

Cyclacel is a clinical-stage, biopharmaceutical company developing innovative cancer medicines based on cell cycle, transcriptional regulation and mitosis biology. The transcriptional regulation program is the anti-mitotic program plogosertib, a PLK1 inhibitor, in patients with both solid tumors and hematological malignancies. Cyclacel’s strategy is to build a diversified biopharmaceutical business based on a pipeline of novel drug candidates addressing oncology and hematology indications. For additional information, please visit www.cyclacel.com.

For further information contact:

Cyclacel Pharmaceuticals, Inc.

Datuk Dr. Doris Wong

Chief Executive Officer

Email: ir@cyclacel.com

Forward-looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Safe Harbor provisions of the US Private Securities Litigation Reform Act of 1995, and encompasses all statements, other than statements of historical fact contained in this press release. These forward-looking statements can be identified by terminology such as “may,” “could,” “will,” “expects,” “anticipates,” “aims,” “future,” “intends,” “plans,” “believes,” “estimates,” “targets,” “likely to”, “understands” and similar statements. These forward-looking statements are based on management’s current expectations. However, it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. These statements are neither promises nor guarantees but involve known and unknown risks, uncertainties and other important factors and circumstances that may cause Cyclacel’s actual results, performance or achievements to be materially different from its expectations expressed or implied by the forward-looking statements, including conditions in the U.S. capital markets, negative global economic conditions, potential negative developments resulting from epidemics or natural disasters, other negative developments in Cyclacel’s business or unfavorable legislative or regulatory developments. We caution you therefore against relying on these forward-looking statements, and we qualify all of our forward-looking statements by these cautionary statements.

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For a discussion of additional factors that may affect the outcome of such forward-looking statements, see our 2024 annual report filed with the SEC on Form 10-K on April 2, 2025, and in particular the “Risk Factors” section, as well as the other documents filed with or furnished to the SEC by Cyclacel from time to time. Copies of these filings are available online from the SEC at www.sec.gov, or on the SEC Filings section of our Investor Relations website at https://investor.cyclacel.com/sec-filings. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. These forward-looking statements should not be relied upon as representing Cyclacel’s views as of any date subsequent to the date of this press release. All forward-looking statements in this press release are based on information currently available to Cyclacel, and Cyclacel and its authorized representatives assume no obligation to update these forward-looking statements in light of new information or future events. Accordingly, undue reliance should not be placed upon the forward-looking statements.

© Copyright 2025 Cyclacel Pharmaceuticals, Inc. All Rights Reserved. The Cyclacel logo and Cyclacel® are trademarks of Cyclacel Pharmaceuticals, Inc.

SOURCE:

Cyclacel Pharmaceuticals, Inc.